Computation of Per Common Share Earnings

                                                                Three Months Ended             Nine Months Ended
                                                           September 26,  September 27,  September 26,  September 27,
In millions, except per share amounts                           1998           1997           1998           1997
=======================================================================================================================
Basic earnings (loss) per common share:
   Net earnings (loss)                                        $  102.4       $   82.2       $  250.6       $  (46.7)
   Less: Preference dividends, net of tax benefit                 (3.4)          (3.4)         (10.2)         (10.3)
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   Net earnings (loss) used to calculate
     basic earnings (loss) per common share                   $   99.0       $   78.8       $  240.4       $  (57.0)
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   Weighted average common shares outstanding                    389.5          381.7          386.1          375.4
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   Basic earnings (loss) per common share                     $   0.25        $  0.21        $  0.62        $ (0.15)
=======================================================================================================================

Diluted earnings (loss) per common share:
   Net earnings (loss)                                        $  102.4       $   82.2       $  250.6       $  (46.7)
   Less: Preference dividends, net of tax benefit                 (3.4)          (3.4)         (10.2)         (10.3)
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   Net earnings (loss) used to calculate
     diluted earnings (loss) per common share                 $   99.0       $   78.8       $  240.4       $  (57.0)
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   Weighted average common shares outstanding                    389.5          381.7          386.1          375.4
   Add: Weighted average number of shares which
     could have been issued upon the exercise of
     dilutive stock options                                        6.6            6.3            7.8            --
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   Weighted average number of shares used to compute
     diluted earnings (loss) per common share                    396.1          388.0          393.9          375.4
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   Diluted earnings (loss) per common share                   $   0.25        $  0.20        $  0.61        $ (0.15)
=======================================================================================================================


See note 5 to the Consolidated Condensed Financial Statements for further information concerning the computation of per common share earnings.